                                                                   EXHIBIT 99.02

August 15, 2002


NEWS RELEASE                                     Environmental Power Corporation
                                                 www.environmentalpower.com
                                                 One Cate Street
                                                 Portsmouth, NH 03801

--------------------------------------------------------------------------------

Investor Contact:                                Media Contact:

R. Jeffrey Macartney                                   Maria Rosati

Chief Financial Officer and Treasurer                  The Torrenzano Group
603-431-1780                                     212-681-1700, ext. 109
jmacartney@environmentalpower.com                mrosati@torrenzano.com


FOR IMMEDIATE RELEASE

ENVIRONMENTAL POWER CORPORATION REVENUES FROM ALTERNATIVE ENERGY TO FUEL NEW SOURCE OF PLANNED GROWTH


Portsmouth, NH, August XX, 2002 - Environmental Power Corporation (OTCBB: POWR), a technology leader in providing solutions for the management of agricultural waste and production of renewable and conventional power from a variety of alternative fuel sources, continued to generate a steady stream of revenue from its 22-year lease on the Scrubgrass waste-coal facility while moving aggressively to deploy recently acquired anaerobic digestion technology. Power generation revenues for the three months ended June 30, 2002 of $11,977,206 approximated the $12,096,878 for the same period in 2001, while revenues billed for power produced during this quarter increased to $10,341,203 compared with $10,231,588 for the three months ended June 30, 2001. Power generation revenues for the six months ended June 30, 2002 amounted to $26,090,461, as compared to $25,579,769 for the same period in 2001. The increase in power generation revenues during the six months ended June 30, 2002 is primarily attributable to a 5% increase in certain rates billed to Penelec under the terms of the power purchase agreement.

Joseph E. Cresci, Chairman and CEO, said, "Billed revenues from power generated at our Scrubgrass waste-coal facility increased as we were able to repeat last year's record output levels. These revenues have provided us with cash flow to invest in the development of our anaerobic digestion technology."

Net Income (Loss)

Due to the regular annual maintenance outage at Scrubgrass, the company generally experiences net losses during the second quarter of each year. Our net loss for the three months ended June 30, 2002 amounted to $1,742,507, or 9 cents per fully diluted share; as compared to a net loss of $217,471, or 2 cents; for the three months ended June 30, 2001. The decline in net income for the current three and six months as compared to the same period in 2001 is mainly the result of increased spending from efforts to deploy our anaerobic digestion technology. For the six-month period ended June 30, 2002, net income was $24,141 or 0 cents per fully diluted share compared with $770,466 or 7 cents for the six months ended June 30, 2001.

Acquired Technology

In July 2001, Environmental Power Corporation acquired Microgy Cogeneration Systems, Inc., a development stage company offering management of agricultural waste and renewable energy, a market with an estimated target market of over $14 billion, including an initial target market of $7 billion. We believe Microgy's business compliments the company's existing environmentally sound alternative fuel power business. With the acquisition of Microgy, the company obtained the exclusive North American license for a highly efficient anaerobic digestion technology that produces renewable energy generated by methane derived from animal wastes.

Chairman Cresci stated, "We have owned this North American license for little more than a year and have not only analyzed the market and developed our strategies, but we've already begun to implement them by executing a contract with the Wisconsin Public Service Corporation and conditional letters of intent with six farms in upper Wisconsin. We believe this technology provides a unique solution to two critical market needs: the need for pollution control by large animal feeding operations; and the rapidly growing renewable energy market. In addition, we expect that the technology will turn an expensive agricultural industry problem into a profit-generating solution for farmers."

Second Quarter Highlights

     o Signed conditional letters of intent in July 2002 with six farms in Wisconsin to build anaerobic digesters on each site using proprietary biogas technology to address the farmers' need for animal waste management and desire to produce electricity from renewable sources.

     o The election of three new board members at the annual meeting held on July 25, 2002.

          - Herman Brubaker is Chairman of the Board of the Dairy Farmers of America and a lifetime dairy farmer. He serves on the Board of Directors of the National Milk Producers Federation and chairs the United Dairy Industry Association.

          - Jesse Knight recently served on the California Public Utilities Commission as Managing Commissioner of the Electric and Telecommunication industries of the State. Mr. Knight is former Vice Chairman of the World Affairs Council of California and is a standing member of the Council on Foreign Relations. Currently, Mr. Knight is President and Chief Executive Officer of the San Diego Regional Chamber of Commerce.

          - Gus Schumacher has served as the third-highest ranking official in the United States Department of Agriculture in the Farm and Foreign Agricultural Service from 1997-2001 and President of the Commodity Credit Corporation. He also directed the Department's Foreign Agricultural Service. Mr. Schumacher was the Senior Agricultural Project Manager for World Bank and was Commissioner of Food and Agriculture for the Commonwealth of Massachusetts. Presently, he is a consultant for W.K.K. Kellogg Foundation and the Managing Director of SJH and Co.'s Washington D.C. operations.

o Environmental Power Corporation was ranked 15th among New Hampshire's top 100 public companies by BusinessNH Magazine for 2002 in their June issue.



ABOUT ENVIRONMENTAL POWER CORPORATION

Environmental Power Corporation (OTCBB: POWR) is an entrepreneurial energy company established in 1982 with annual revenues in excess of $50 million. The company focuses on environmentally sound power generation and anaerobic digestion systems, a development stage business in a market with an estimated target market of over $14 billion, including an initial target market of $7 billion.

CAUTIONARY STATEMENT


The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements. Certain statements contained in this press release such as statements concerning estimated market potential, beliefs as to Microgy's business, complimenting Environmental Power Corporation's existing business, beliefs as to the our licensed technology providing a unique solution to two critical market needs, the technology turning an expensive agricultural industry problem into a profit-generating solution for farmers and other statements contained herein regarding matters that are not historical facts are forward looking statements as such term is defined in the Act. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties involving development stage companies, financing requirements and uncertainties, difficulties involved in developing and executing on a business plan, technological uncertainties, risks relating to managing and integrating acquired businesses, volatile and unpredictable developments (including plant outages and repair requirements), the difficulty of estimating construction, development, repair and maintenance costs and timeframes, the uncertainties involved in estimating insurance and implied warranty recoveries, if any, the inability to predict the course or outcome of any negotiations with parties involved with POWR's or Microgy's projects, uncertainties relating to general economic and industry conditions, the amount and rate of growth in expenses, uncertainties relating to government and regulatory policies, the legal environment, intellectual property issues, the competitive environment in which POWR and Microgy operate and other factors, including those described in the Company's filings with the Securities and Exchange Commission, including the section "Management's Discussion and

Analysis of Financial Condition and Results of Operations -- Certain Factors That May Impact Future Results" of POWR's Quarterly Report on Form 10-Q for the period ended June 30, 2002. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. POWR undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                      For more information, please contact:

                        jmacartney@environmentalpower.com
                           www.environmentalpower.com

ENVIRONMENTAL POWER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

                                                      Three Months Ended June 30       Six Months Ended June 30
                                                         2002            2001           2002              2001
                                                     -----------     -----------     -----------      -----------
POWER GENERATION REVENUES                            $11,977,205     $12,096,878     $26,090,461      $25,579,769
                                                     -----------     -----------     -----------      -----------
COSTS AND EXPENSES:
     Operating expenses                                7,469,811       7,529,833      12,614,544       12,487,073
     Lease expenses                                    6,291,677       5,859,101      13,075,057       11,874,123
     General and administrative expenses                 976,662         802,751       2,334,541        1,488,480
     Depreciation and amortization                       136,689          86,564         272,660          173,111
                                                     -----------     -----------     -----------      -----------
                                                      14,874,839      14,278,249      28,296,802       26,022,787
                                                     -----------     -----------     -----------      -----------
OPERATING LOSS                                        (2,897,634)     (2,181,371)     (2,206,341)        (443,018)
                                                     -----------     -----------     -----------      -----------

OTHER INCOME (EXPENSE):
     Interest income                                      12,479          22,960          22,032           41,744
     Interest expense                                    (40,062)        (33,124)        (70,561)        (102,427)
     Amortization of deferred gain                        77,102          77,102         154,205          154,205
     Sales of NOx emission credits                             0             ---       2,428,200              ---
     Other income                                            859       1,677,962           2,859        1,677,962
                                                     -----------     -----------     -----------      -----------
                                                          50,378       1,744,900       2,536,735        1,771,484
                                                     -----------     -----------     -----------      -----------
(LOSS) INCOME BEFORE INCOME TAXES                     (2,847,256)       (436,471)        330,394        1,328,466

INCOME TAX BENEFIT (EXPENSE)                           1,104,749         219,000        (306,251)        (558,000)
                                                     -----------     -----------     -----------      -----------
NET (LOSS) INCOME                                    $(1,742,507)    $  (217,471)    $    24,143      $   770,466
                                                     ===========     ===========     ===========      ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
     Basic                                            20,038,591      11,406,783      20,144,423       11,406,783
     Diluted                                          20,159,583      11,406,783      20,216,663       11,406,783

EARNINGS PER COMMON SHARE:
     Basic                                           $     (0.09)    $     (0.02)    $      0.00      $      0.07
     Diluted                                         $     (0.09)    $     (0.02)    $      0.00      $      0.07


See Notes to Condensed Consolidated Financial Statements.

ENVIRONMENTAL POWER CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

                                                                             June 30            December 31
                                                                               2002                2001
                                                                           ------------         -----------
ASSETS

CURRENT ASSETS:
    Cash  and  cash equivalents                                            $   879,309          $   468,271
    Restricted cash                                                          1,588,257            1,014,580
    Receivable from utility                                                  5,978,823            7,905,864
    Other current assets                                                       912,946              607,590
                                                                           -----------          -----------
            TOTAL CURRENT ASSETS                                             9,359,335            9,996,305

PROPERTY, PLANT AND EQUIPMENT, NET                                           1,380,057              652,830

LEASE RIGHTS, NET                                                            2,087,001            2,161,503

ACCRUED POWER GENERATION REVENUES                                           66,920,989           63,648,995

GOODWILL                                                                     4,912,866            4,912,866

LICENSED TECHNOLOGY RIGHTS, NET                                              3,536,189            3,628,177

OTHER ASSETS                                                                   544,343              565,570
                                                                           -----------          -----------
           TOTAL ASSETS                                                    $88,740,780          $85,566,246
                                                                           ===========          ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable and accrued expenses                                  $ 8,276,399          $ 9,382,471
    Secured promissory note payable to related party                           750,000              750,000
    Other current liabilities                                                2,466,358            1,363,108
                                                                           -----------          -----------
          TOTAL CURRENT LIABILITIES                                         11,492,757           11,495,579

DEFERRED GAIN, NET                                                           4,317,750            4,471,955

SECURED PROMISSORY NOTES PAYABLE
    AND OTHER BORROWINGS                                                     1,383,148            1,420,467

DEFERRED INCOME TAX LIABILITY                                                  228,115              146,396

ACCRUED LEASE EXPENSES                                                      66,920,989           63,648,995
                                                                           -----------          -----------
         TOTAL LIABILITIES                                                  84,342,759           81,183,392
                                                                           -----------          -----------

SHAREHOLDERS' EQUITY:
    Preferred Stock ($.01 par value; 2,000,000 shares authorized as of
         June 30, 2002 and December 31, 2001; no shares issued)                      0                    0
    Preferred Stock (no par value, 10 shares authorized; 10 shares
         issued as of June 30, 2002 and December 31, 2001)                         100                  100
    Common Stock ($.01 par value; 50,000,000 shares authorized;
         21,370,293 issued; and 20,251,653 outstanding as of
         June 30, 2002 and December 31, 2001)                                  213,702              213,702
    Additional paid-in capital                                               6,897,253            6,850,046
    Accumulated deficit                                                     (1,494,247)          (1,518,390)
    Accumulated other comprehensive loss                                       (60,385)             (60,385)
                                                                           -----------          -----------
                                                                             5,556,423            5,485,073

    Treasury stock (1,118,640 common shares, at cost, as of
         June 30, 2002 and December 31, 2001)                                 (512,454)            (456,271)
     Notes receivable from officers and board members                         (645,948)            (645,948)
                                                                           -----------          -----------
          TOTAL SHAREHOLDERS' EQUITY                                         4,398,021            4,382,854
                                                                           -----------          -----------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                       $88,740,780          $85,566,246
                                                                           ===========          ===========

See Notes to Condensed Consolidated Financial Statements.

ENVIRONMENTAL POWER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                     Six Months Ended June 30
                                                                      2002              2001
                                                                  ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                    $    24,143       $   770,466
    Adjustments to reconcile net income to net cash
       Provided by operating activities:
          Depreciation and amortization                               272,660           173,111
          Deferred income taxes                                        81,719            98,000
          Amortization of deferred gain                              (154,205)         (154,205)
          Stock Based Compensation                                     49,707
          Accrued power generation revenues                        (3,271,994)       (3,730,422)
          Accrued lease expenses                                    3,271,994         3,730,422
          Changes in operating assets and liabilities:
               Decrease (Increase) in receivable from utility       1,927,041         1,235,085
               Decrease (increase) in other current assets           (318,663)         (718,126)
               Increase in other assets                                 3,407            (5,003)
               (Decrease) increase in accounts payable and
                   accrued expenses                                    (2,822)        1,775,116
               Increase (Decrease) in long-term debt to supplier            0           (96,274)
                                                                  -----------       -----------
                     Net cash provided by operating activities      1,882,987         3,078,170
                                                                  -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Increase in restricted cash                                      (573,677)         (626,388)
    Acquisition related expenditures                                                   (199,702)
    Property, plant and equipment expenditures                       (802,270)           (1,000)
                                                                  -----------       -----------
                   Net cash used in investing activities           (1,375,947)         (827,090)
                                                                  -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Dividend payments                                                  (2,500)         (173,602)
    Net repayments under working capital loan                                        (1,523,641)
    Purchase of Treasury Stock                                        (56,183)
    Advances on notes receivable from officers                                         (200,000)
    Repayment of secured promissory notes payable and
         other borrowings                                             (37,319)          (37,083)
                                                                  -----------       -----------
                  Net cash used in financing activities               (96,002)       (1,934,326)
                                                                  -----------       -----------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                      411,038          (316,754)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                        468,271           307,666
                                                                  -----------       -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                          $   879,309       $   624,420
                                                                  ===========       ===========

See Notes to Condensed Consolidated Financial Statements.